Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors
Home BancShares, Inc.
Conway, Arkansas
We consent to the incorporation by reference in this Registration Statement of Home BancShares, Inc. on Form S-8 of our report, dated March 15, 2007, on our audits of the consolidated balance sheets of Home BancShares, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended.

/s/ BKD, LLP

Little Rock, Arkansas
January 17, 2008